                                                                    EXHIBIT 12.1

    SunTrust Banks, Inc. Ratio of Earnings to Fixed Charges (in thousands)

                                                               Three Months Ended
                                                                     March 31                    Year Ended December 31
                                                            ------------------------    --------------------------------------------
                                                               2004          2003           2003           2002           2001
                                                            ---------     ---------     -----------     -----------    -----------

RATIO 1 - INCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and extraordinary gain         $ 497,598     $ 471,097     $ 1,909,138     $ 1,823,324    $ 2,029,440
  Fixed charges                                               332,890       406,103       1,490,092       1,932,209      3,065,973
                                                            ---------     ---------     -----------     -----------    -----------
    Total                                                   $ 830,488     $ 877,200     $ 3,399,230     $ 3,755,533    $ 5,095,413
                                                            =========     =========     ===========     ===========    ===========

Fixed charges:
  Interest on deposits                                      $ 160,662     $ 220,157     $   771,631     $ 1,117,296    $ 1,812,385
  Interest on funds purchased and securities sold under
  agreements to repurchase                                     19,776        32,461         106,174         140,463        412,218
  Interest on other short-term borrowings                      11,023         2,117          33,511          14,062         63,359
  Interest on long-term debt                                  130,755       140,916         537,223         619,667        739,012
  Portion of rents representative of the
    interest factor (1/3) of rental expense                    10,674        10,452          41,553          40,721         38,999
                                                            ---------     ---------     -----------     -----------    -----------
      Total                                                 $ 332,890     $ 406,103     $ 1,490,092     $ 1,932,209    $ 3,065,973
                                                            =========     =========     ===========     ===========    ===========

Earnings to fixed charges                                        2.49 x        2.16 x          2.28 x          1.94 x         1.66 x

RATIO 2 - EXCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and extraordinary gain         $ 497,598     $ 471,097     $ 1,909,138     $ 1,823,324    $ 2,029,440
  Fixed charges                                               172,228       185,946         718,461         814,913      1,253,588
                                                            ---------     ---------     -----------     -----------    -----------
    Total                                                   $ 669,826     $ 657,043     $ 2,627,599     $ 2,638,237    $ 3,283,028
                                                            =========     =========     ===========     ===========    ===========

Fixed charges:
  Interest on funds purchased and securities sold under
  agreements to repurchase                                  $  19,776     $  32,461     $   106,174     $   140,463    $   412,218
  Interest on other short-term borrowings                      11,023         2,117          33,511          14,062         63,359
  Interest on long-term debt                                  130,755       140,916         537,223         619,667        739,012
  Portion of rents representative of the
    interest factor (1/3) of rental expense                    10,674        10,452          41,553          40,721         38,999
                                                            ---------     ---------     -----------     -----------    -----------
      Total                                                 $ 172,228     $ 185,946     $   718,461     $   814,913    $ 1,253,588
                                                            =========     =========     ===========     ===========    ===========

Earnings to fixed charges                                        3.89 x        3.53 x          3.66 x          3.24 x         2.62 x

                                                                 Year Ended December 31
                                                            -------------------------------
                                                                  2000            1999
                                                               -----------     ------------

RATIO 1 - INCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and extraordinary gain            $ 1,919,556     $ 1,695,657
  Fixed charges                                                  3,775,173       2,852,180
                                                               -----------     ------------
    Total                                                      $ 5,694,729     $ 4,547,837
                                                               ===========     ============

Fixed charges:
  Interest on deposits                                         $ 2,452,919     $ 1,626,132
  Interest on funds purchased and securities sold under
  agreements to repurchase                                         651,235         749,561
  Interest on other short-term borrowings                           97,903          79,521
  Interest on long-term debt                                       534,924         359,538
  Portion of rents representative of the
    interest factor (1/3) of rental expense                         38,192          37,428
                                                               -----------     ------------
      Total                                                    $ 3,775,173     $ 2,852,180
                                                               ===========     ============

Earnings to fixed charges                                             1.51 x          1.59 x

RATIO 2 - EXCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and extraordinary gain            $ 1,919,556     $ 1,695,657
  Fixed charges                                                  1,322,254       1,226,048
                                                               -----------     ------------
    Total                                                      $ 3,241,810     $ 2,921,705
                                                               ===========     ============

Fixed charges:
  Interest on funds purchased and securities sold under
  agreements to repurchase                                     $   651,235     $   749,561
  Interest on other short-term borrowings                           97,903          79,521
  Interest on long-term debt                                       534,924         359,538
  Portion of rents representative of the
    interest factor (1/3) of rental expense                         38,192          37,428
                                                               -----------     ------------
      Total                                                    $ 1,322,254     $ 1,226,048
                                                               ===========     ============

Earnings to fixed charges                                             2.45 x          2.38 x